Exhibit 99.2

Press Release

Bio-Rad Provides Outlook Through 2023

HERCULES, Calif –December 10, 2020–Bio-Rad Laboratories, Inc. (NYSE: BIO and BIOb), a global leader of life science research and clinical diagnostic products, announced today its outlook through 2023, which shows the company’s commitment to continued organic growth, continued margin expansion, and its efforts on sustainability measures.

“Since our last Investor Day in 2017, Bio-Rad has executed on the key metrics that were laid out and this has translated into delivering significant shareholder value,” said Norman Schwartz, Bio-Rad President and Chief Executive Officer. “We continue our efforts to balance our investment in innovation with our continued operating discipline. We believe these efforts support our mission to advance the discovery process and improve healthcare.”

The company expects fiscal year 2023 sales to be between $2.75 billion and $2.85 billion, driven by our broad portfolio of products including Droplet Digital PCR, single-cell, clinical diagnostics, and a focus on the bioproduction and biopharma channels. For the fiscal year of 2023, the company expects to achieve a non-GAAP adjusted EBITDA margin of 23 to 24%, supported by footprint optimization, better capacity utilization, operating leverage, and productivity improvements.

“We look forward to sharing more details of our core growth and operating strategies in 2021,” said Mr. Schwartz.

Use of Non-GAAP Reporting and Currency-Neutral. In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP adjusted EBITDA, and non-GAAP EPS, which exclude amortization of acquisition-related intangible assets, certain acquisition-related expenses and benefits, restructuring charges, asset impairment charges, valuation changes of equity-owned securities, gains and losses on equity-method investments, and significant legal-related charges or benefits and associated legal costs. Non-GAAP gross margin, non-GAAP adjusted EBITDA, and non-GAAP EPS also exclude certain other gains and losses that are either isolated or cannot be expected to occur again with any predictability, tax provisions/benefits related to the previous items, and significant discrete tax events. We exclude the above items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures to be helpful in assessing the performance of the ongoing operation of our business. We believe that disclosing non-GAAP financial measures provides useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. We also believe that disclosing non-GAAP financial measures provides useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. More specifically, management adjusts for the excluded items for the following reasons: Amortization of purchased intangible assets: we do not acquire businesses and assets on a predictable cycle. The amount of purchase price allocated to purchased intangible assets and the term of amortization can vary significantly and are unique to each acquisition or purchase. We believe that excluding amortization of purchased intangible assets allows the users of our financial statements to better review and understand the historic and current results of our operations, and also facilitates comparisons to peer companies. Acquisition-related expenses and benefits: we incur expenses or benefits with respect to certain items associated with our acquisitions, such as transaction costs, professional fees for assistance with the transaction; valuation or integration costs; changes in the fair value of contingent consideration, gain or loss on settlement of pre-existing relationships with the acquired entity; or adjustments to purchase price. We exclude such expenses or benefits as they are related to acquisitions and have no direct correlation to the operation of our on-going business. Restructuring, impairment charges and valuation changes in equity-owned securities and gains and losses on equity-method investments: we incur restructuring and impairment charges on individual or groups of employed assets and charges and benefits arising from valuation changes in equity-owned securities and gains and losses on equity-method investments, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our on-going business. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods. Significant litigation charges or benefits and legal costs: we may incur charges or benefits as well as legal costs in connection with litigation and other contingencies unrelated to our core operations. We exclude these charges or benefits, when significant, as well as legal costs associated with significant legal matters, because we do not believe they are reflective of on-going business and operating results. Income tax expense: we estimate the tax effect of the excluded items identified above to determine a non-GAAP annual effective tax rate applied to the pretax amount in order to calculate the non-GAAP provision for income taxes. We also adjust for items for which the nature and/or tax jurisdiction requires the application of a specific tax rate or treatment. From time to time in the future, there may be other items excluded if we believe that doing so is consistent with the goal of providing useful information to investors and management. Percentage sales growth in currency neutral amounts are calculated by translating prior period sales in each local currency using the current period’s monthly average foreign exchange rates for that currency and comparing that to current period sales. There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact on our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP in the United States. Non-GAAP adjusted EBITDA includes an annual dividend from our investment in Sartorius AG.

BIO-RAD and DROPLET DIGITAL PCR are trademarks of Bio-Rad Laboratories, Inc. in certain jurisdictions.

About Bio-Rad

Bio-Rad Laboratories, Inc. (NYSE: BIO and BIOb) is a global leader in developing, manufacturing, and marketing a broad range of innovative products for the life science research and clinical diagnostic markets. With a focus on quality and customer service for over 65 years, our products advance the discovery process and improve healthcare. Our customers are university and research institutions, hospitals, public health and commercial laboratories, biotechnology, pharmaceutical, as well as applied laboratories that include food safety and environmental quality. Founded in 1952, Bio-Rad is based in Hercules, California, and has a global network of operations with approximately 8,000 employees worldwide. Bio-Rad had revenues exceeding $2.3 billion in 2019. For more information, please visit bio-rad.com.

This release may be deemed to contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements we make regarding estimated future financial performance or results; continuing our efforts to balance our investment in innovation with our continued operating discipline; believing these efforts support our mission to advance the discovery process and improve healthcare; expecting fiscal year 2023 sales to be between $2.75 billion and $2.85 billion, driven by our broad portfolio of products including Droplet Digital PCR, single-cell, clinical diagnostics, and a focus on the bioproduction and biopharma channels; and for the fiscal year of 2023, expecting to achieve a non-GAAP adjusted EBITDA margin of 23 to 24%, supported by footprint optimization, better capacity utilization, operating leverage, and productivity improvements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “anticipate,” “estimate,” “expect,” “continue,” “believe,” “will,” “project,” “assume,” “may,” “intend,” or similar expressions or the negative of those terms or expressions, although not all forward-looking statements contain these words. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. These risks and uncertainties include the duration, severity and impact of the COVID-19 pandemic, global economic conditions, our ability to develop and market new or improved products, our ability to compete effectively, foreign currency exchange fluctuations, reductions in government funding or capital spending of our customers, international legal and regulatory risks, supply chain issues, product quality and liability issues, our ability to integrate acquired companies, products or technologies into our company successfully, changes in the healthcare industry, and natural disasters and other catastrophic events beyond our control. For further information regarding the Company’s risks and uncertainties, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s public reports filed with the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020. The Company cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. Bio-Rad Laboratories, Inc. disclaims any obligation to update these forward-looking statements.

Investor Contact:

Kevin Han, Senior Director

Investor Relations

510-741-6777

ir@bio-rad.com

Media Contact:

Tina Cuccia, Manager

Corporate Communications

510-741-6063

tina_cuccia@bio-rad.com